UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of information posted by Aquila, Inc. on its external website on February 20, 2007, including a brochure prepared by Black Hills Corporation that appears when a user clicks onto the word “here” in the fourth sentence below.

Company Transition Updates

•                  On Feb. 7, 2007, Aquila announced the planned sale of our Missouri properties to Great Plains Energy, parent company of Kansas City Power & Light.  In addition, Aquila’s Colorado, Kansas, Nebraska and Iowa utilities will be sold to Black Hills Corporation.  The state and federal approval process is expected to take about one year. Further details from Black Hills is available here. The news release issued Feb. 7 is here.

DEFINITIVE AGREEMENTS REACHED

Black Hills to acquire utility properties

•                  On February 7, 2007, Black Hills Corporation (NYSE: BKH) announced definitive agreements to acquire certain Aquila utility operations in Colorado, Kansas, Nebraska and lowa, subject to regulatory and other approvals and customary closing conditions.

•                  The deal is expected to be completed in about a year, for a purchase price of $940 million, subject to working capital adjustments at closing.

•                  Black Hills has obtained a bridge financing commitment in advance of permanent financing. We except to finance the deal with a combination of equity, mandatory convertible securities, corporate-level debt, and internally generated cash resources.

•                  We expect to maintain our investment-grade credit rating.

A LOOK AT THE COMBINED COMPANY

	(Based on recent public information)
•	Total assets	~ $3	Billion
•	Regulated customers:
	Electric	197,000	Customers
	Gas	556,000	Customers
	Total Regulated customers	753,000	Customers
•	Power generation resources:
	Regulated, operated	537	MW
	Regulated, contracted	398	MW
	Regulated, under construction	90	MW
	Independent power production	1,000	MW
	Total generation resources	2,025	MW
•	Natural gas and oil reserves	~ 170	BCFE
•	Coal reserves	~ 290	Millions tons
•	Natural gas marketing average daily physical volume	1.4	1.4 Million MMBTU
•	Regulated utility operations in 7 states
•	Wholesale energy operations in 12 states

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DIVERSIFIED ENERGY ASSETS

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Black Hills Corporation in brief

We are a diversified energy company with retail and wholesale operations in 12 states, extending from the Midwest to the West Coast. Corporate headquarters are in Rapid City, SD with wholesale energy subsidiary offices in Golden, CO.

•                  Black Hills Power.  Our legacy electric utility serves 65,000 customers primarily located in western South Dakota, and also serves parts of Wyoming and Montana.

•                  Cheyenne Light, Fuel & Power.  Acquired in 2005, this gas and electric utility serves 39,000 electric and 33,000 gas customers in Cheyenne and parts of Laramie County, WY.

•                  Black Hills Exploration and Production.  Our oil, and gas operations had ~ 170 BCFE of proven natural gas and oil reserves at YE 2005. About 82% of total reserves are gas. Production in 2005 was 13.7 BCFE. Primary operations are in San Juan Basin (NM), Piceance Basin (CO) and Powder River Basin (WY).

•                  Black Hills Generation.  We operate 1000 MW of independent power production (IPP), primarily in Wyoming, Colorado, Nevada and California. Most of the fleet serves peaking and intermediate load. Over 95% is under contract with load-serving utilities.

•                  Wyodak Resources.  Our coal mine has ~ 290 million tons of reserves in the Powedr River Basin of Wyoming. 2005 production was 4.7 million tons. Most of the coal production fuels power plants at the mine.

•                  Enserco Energy.  Energy marketing is concentrated in the Rocky Mountain region. We offer producer, origination, transportation and storage services out of our Golden, CO office, with a branch office in Calgary, Alberta. Average daily physical gas volumes in 2005 were about 1.4 million MMBTU. Enserco also began oil marketing services in 2006.

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www.blackhillscorp.com

Transaction Overview

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BLACK HILLS CORPORATION

has agreed to acquire

AQUILA’S UTILITY OPERATIONS IN COLORADO, KANSAS, NEBRASKA AND IOWA

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February 2007

CHAIRMAN’S MESSAGE

[PHOTO OF DAVID R. EMERY]

DAVID R. EMERY

Chairman President & CEO

Black Hills Corporation

We’re here to serve.

Black Hills Corporation has signed definitive agreements to acquire certain utility assets of Aquila, Inc. located in Colorado, Kansas, Nebraska and Iowa, with Great Plains Energy, of Kansas City, Missouri, separately acquiring Aquila’s other utility assets in Missouri. The deal is subject to various regulatory and other approvals and customary closing conditions. We strongly believe this transaction serves the interests of our customers, communities, employees and investors alike.

The merits of the transaction are strategic, economic and public-minded. Acquiring these assets will strengthen our utility operations, enhance resource planning and utilization, increase operating efficiency and help up improve financial performance.

Black Hills has a long history of successfully partnering with the communities we serve. That record includes high levels of customer service satisfaction and value-priced energy products. It also speaks  to our commitment to our friends and neighbors, with whom we volunteer our time and efforts and make financial contributions to make our communities’ civic, charitable and philanthropic organizations successful.

We invest for the long run, and the proposed acquisition of these fine utility assets will provide opportunities to grow and to create value for shareholders while providing safe, reliable and economical energy to our customers.

We look forward to serving more customers, in more ways, and thereby creating more value for them, our shareholders and our other constituents in the years ahead.

Thank you for your interest and support!

/s/ David R. Emery

COMBINED RETAIL PRESENCE

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FINANCIAL DETAILS AND RATIONALE

•                  $940 million all-cash deal; Black Hills expects to maintain investment-grade credit rating with permanent financing through a combination of equity, mandatory convertible securities, debt and internally generated cash resources.

•                  Solid balance sheet supports strong financial foundation.

•                  Stable and predictable cash flows expected: earnings per share break-even expected after a year of transitional costs, with EPS accretion beginning in second full year.

•                  Higher-growth utilities in Colorado reflect regional demographics; stable-growth utilities in Kansas, Nebraska and Iowa.

STRATEGIC RATIONALE

•                  Expanded customer base and diverse contiguous geographic territory enhances financial stability and operating efficiencies.

•                  Proven Black Hills/Cheyenne business model applicable in new service territories which have similar customer and community profiles.

•                  Lowers overall business risk through revenue and regulatory diversification.

•                  Benefits extend to customers, communities, employees and investors.

•                  Conservatively financed transaction with strong cash flow and earnings from stable, risk-managed operations.

•                  Longer-term upside potential from possible power generation construction and integration opportunities in Colorado; up to 300 MW of additional base-load generation could be added to serve growing needs of electric utility.

Caution on forward-looking statements

This brochure includes “forward-looking statements” as defined by the Securities and Exchange Commission. These statements concern our plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in the presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. They are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Please refer to cautionary language provided in our February 7, 2007 press release on the proposed acquisition of assets, as well as our SEC Form 10-K, Form 10-Q and other public disclosures.

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Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, Mo, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 8, 2006, and the proxy statement for Great Plains Energy’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding Aquila’s directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 7, 2006, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.